UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 1, 2008

EMC CORPORATION

(Exact name of registrant as specified in its charter)

Massachusetts	1-9853	No. 04-2680009
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

176 South Street, Hopkinton, MA	01748
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (508) 435-1000

N/A

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 1, 2008, the Board of Directors of EMC Corporation (“EMC”) approved amendments, effective immediately, to the advance notice provisions in EMC’s Bylaws regarding shareholder proposals and nominations for director. Sections 2.4 and 3.2 of EMC’s Bylaws were amended to (1) clarify that the adjournment or postponement of an annual or special meeting of shareholders will not commence a new time period for the timeliness of a shareholder’s notice, and (2) expand the information required to be provided by a shareholder making a proposal or nomination, including, among other things, a description of any derivative positions held, directly or indirectly, by the shareholder and a description of any arrangements between the shareholder and any other person in connection with the proposal or nomination.

The Amended and Restated Bylaws of EMC are filed herewith as Exhibit 3.2 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

3.2	Amended and Restated Bylaws of EMC Corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMC CORPORATION

	By:	/s/ Paul T. Dacier
Paul T. Dacier
Executive Vice President and General Counsel

Date: August 6, 2008

EXHIBIT INDEX

Exhibit No.	Description
3.2	Amended and Restated Bylaws of EMC Corporation